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                                                                    Exhibit 23.2

                       CONSENT OF DELOITTE & TOUCHE LLP


Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of The Pantry, Inc. on Form S-8 of our report dated November 14, 2000, appearing in the Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 28, 2000.


/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 16, 2001